Exhibit 10.6

SECOND JOINDER AGREEMENT AND FOURTH AMENDMENT

(New Term Loans)

SECOND JOINDER AGREEMENT AND FOURTH AMENDMENT (this “Agreement”), dated as of September 21, 2020, by and among the New Term Loan Lender set forth on the signature pages hereto (the “New Term Loan Lender”), Aveanna Healthcare LLC, a Delaware limited liability company (the “Borrower”), the other Credit Parties, Barclays Bank PLC, as the Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the First Lien Credit Agreement, dated as of March 16, 2017 (as amended by that certain Joinder Agreement and Amendment, dated as of July 1, 2018, Amendment No. 2 to First Lien Credit Agreement, dated as of March 19, 2020, and Amendment No. 3 to First Lien Credit Agreement, dated as of April 1, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aveanna Healthcare Intermediate Holdings LLC (f/k/a BCPE Eagle Intermediate Holdings LLC), a Delaware limited liability company, the Borrower (f/k/a BCPE Eagle Buyer LLC), the lending institutions from time to time party thereto, and Barclays Bank PLC, as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer, and a Lender (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lender, as applicable;

WHEREAS, the Administrative Agent and the Borrower may amend the Credit Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any incremental facility in accordance with Section 2.14 of the Credit Agreement;

WHEREAS, the Borrower has requested that the New Term Loan Lender having the New Term Loan Commitments (as defined below) as set forth on Schedule 1 hereto provide $185,000,000 of New Term Loans to be drawn on the New Term Loan Closing Date (as defined below) (the “New Term Loans”);

WHEREAS, the Borrower intends to use the proceeds of the New Term Loans, and cash on hand, if any, to (i) fund the acquisition by the Borrower, directly or indirectly, of all of the outstanding equity interests of D&D Services, Inc. d/b/a Preferred Pediatric Home Health Care (the “Preferred Acquisition”) pursuant to that certain Stock Purchase Agreement, dated as of August 13, 2020, by and among the Borrower, D&D Services, Inc. and the sellers party thereto (together with the schedules and exhibits thereto, the “Preferred Acquisition Agreement”), (ii) fund the acquisition by the Borrower of Evergreen Home Healthcare, LLC (the “Evergreen Acquisition”) pursuant to that certain Membership Interest Purchase Agreement, dated as of August 12, 2020, by and among Pediatric Services of America, Inc., Evergreen Home Healthcare, LLC and the sellers party thereto (together with the schedules and exhibits thereto, the “Evergreen Acquisition Agreement”), (iii) fund the acquisition by the Borrower of Five Points Healthcare, LLC (“Five Points Acquisition”) pursuant to that certain Member Interest Purchase Agreement dated September 17, 2020, by and among Aveanna Healthcare Senior Services, LLC, Five Points Healthcare, LLC and the sellers party thereto (together with the schedules and exhibits thereto, the “Five Points Acquisition Agreement”), (iv) repay outstanding Revolving Credit Loans (without a corresponding commitment reduction), (v) fund working capital and general corporate purposes (including to consummate any other Permitted Acquisitions) and (vi) pay fees, premiums and expenses incurred in connection with the foregoing and the consummation of any other transaction contemplated herein (the “New Term Loan Transactions”, and the fees and expenses related to the foregoing, the “New Term Loan Transaction Costs”); and

WHEREAS, each of Barclays Bank PLC, BMO Capital Markets Corp. and Jefferies Capital Services LLC (collectively, the “New Term Loan Lead Arrangers”) has agreed to act as a lead arranger and joint bookrunner for the New Term Loans;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The New Term Loan Lender party hereto hereby commits to provide its New Term Loan Commitment for the New Term Loan (the “New Term Loan Commitments”) as set forth on Schedule 1 annexed hereto, on the terms and subject to the conditions set forth below.

1.    Funding. The New Term Loan Lender hereby agrees (a) with respect to its New Term Loan Commitments, to make New Term Loans denominated in Dollars to the Borrower in a single draw on the New Term Loan Closing Date, which New Term Loans shall not exceed for such Lender the New Term Loan Commitments of such Lender. New Term Loans that are repaid or prepaid may not be reborrowed.

2.    Applicable Margin. The Applicable Margin for ABR Loans or for LIBOR Loans, as applicable, for each New Term Loan shall mean, as of any date of determination, the applicable percentage per annum as set forth below; provided, that (i) notwithstanding anything to the contrary in the definition of “LIBOR Rate” in the Credit Agreement, in no event shall the LIBOR Rate applicable to the New Term Loans at any time be less than 1.00% per annum, and (ii) notwithstanding anything to the contrary in the definition of “ABR” in the Credit Agreement, in no event shall the ABR applicable to the New Term Loans at any time be less than 2.00% per annum.

New Term Loans
LIBOR Loans	ABR Loans
6.25%	5.25%

3.    Principal Payments. The New Term Loan Maturity Date for the New Term Loans shall be the Initial Term Loan Maturity Date. The Borrower shall repay to the Administrative Agent on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter ending after the New Term Loan Closing Date and ending with the last such Business Day prior to the Initial Term Loan Maturity Date, for the benefit of the New Term Loan Lender, a principal amount equal to 0.25% of the aggregate principal amount of all New Term Loans outstanding on the New Term Loan Closing Date (which amounts shall be reduced by the amount of the relevant scheduled principal payments that have been prepaid or deemed prepaid in accordance with the Credit Agreement, including as set forth in Section 5.1, Section 5.2(c) and Section 13.6(h) of the Credit Agreement).

4.	Voluntary and Mandatory Prepayments.

(a)    Scheduled installments of principal of the New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the New Term Loans in accordance with Section 5.1, Section 5.2 or Section 13.6(h) of the Credit Agreement, as applicable.

(b)    To the extent that the Evergreen Acquisition is not consummated on or prior to October 31, 2020 (as may be extended pursuant to the terms the Evergreen Acquisition Agreement), the Borrower shall prepay Term Loans on a pro rata basis in accordance with Section 5.2(c) in an amount equal to $15,000,000.

(c)    To the extent that the Five Points Acquisition is not consummated by the termination date under the Five Points Acquisition Agreement (as may be extended pursuant to the terms thereof), the Borrower shall prepay Term Loans on a pro rata basis in accordance with Section 5.2(c) in an amount equal to $20,000,000.

5.    MFN Adjustment. With respect to any New Term Loans (as defined in the Credit Agreement) made under New Term Loan Commitments (as defined in the Credit Agreement), which are committed to by Lenders after the date hereof (such New Term Loans, the “Post-Amendment Term Loans”) (other than those incurred pursuant to clause (i) of the definition of “Maximum Incremental Facilities Amount”), and that are pari passu in right of payment with the New Term Loans incurred under this Agreement prior to the date that is twelve (12) months after the New Term Loan Closing Date and not incurred in connection with a Permitted Acquisition if the Effective Yield for LIBOR Loans in respect of any Post-Amendment Term Loans that rank pari passu in right of payment and security with the New Term Loans as of the date of funding thereof exceeds the Effective Yield for LIBOR Loans in respect of the New Term Loans hereunder by more than 0.50%, the Applicable Margin for LIBOR Loans in respect of such New Term Loans hereunder shall be adjusted so that the Effective Yield in respect of such New Term Loans is equal to the Effective Yield for LIBOR Loans in respect of such Post-Amendment Term Loans minus 0.50%; provided, further, to the extent any change in the Effective Yield of the New Term Loans is necessitated by this Section 5 on the basis of an effective interest rate floor in respect of the Post- Amendment Term Loans, the increased Effective Yield in the New Term Loans shall (unless otherwise agreed in writing by the Borrower) have such increase in the Effective Yield effected solely by increases in the interest rate floor(s) applicable to the New Term Loans.

6.    Use of Proceeds. The proceeds of the New Term Loans will be applied on the New Term Loan Closing Date, together with cash on the balance sheet of Holdings and its Subsidiaries (if any), (i) to consummate the Preferred Acquisition, the Evergreen Acquisition, and the Five Points Acquisition, (ii) to repay outstanding Revolving Credit Loans (without a permanent commitment reduction), (iii) for working capital and general corporate purposes (including to any other Permitted Acquisitions) and (iv) to pay the New Term Loan Transaction Costs.

7.    Prepayment Premium. In the event that, prior to the twelve-month anniversary of the New Term Loan Closing Date, the Borrower (i) makes any prepayment of the New Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such New Term Loans or (ii) effects any amendment of the Credit Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the New Term Loans, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the New Term Loans being prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate principal amount of the applicable New Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction. For purposes of this Section 7, references in the definition of “Repricing Transaction” in the Credit Agreement to the “Initial Term Loans” shall deemed to be references to the New Term Loans.

8.    Proposed Initial Borrowing. This Agreement represents a request by the Borrower to borrow the New Term Loans from the New Term Loan Lender as follows (the “Proposed Initial Borrowing”):

(a)    Business Day of Proposed Initial Borrowing: September 21, 2020

(b)    Amount of Proposed Initial Borrowing: $185,000,000

(c)    Interest rate option:

(i)    $185,000,000 of LIBOR Loans with an initial Interest Period ending on December 31, 2020.

(d)    The New Term Loans borrowed pursuant to this notice shall be disbursed in accordance with the Funds Flow to be dated September 21, 2020.

9.    New Term Loan Lender. To the extent not already a Lender, the New Term Loan Lender party hereto acknowledges and agrees that upon its execution of this Agreement and the making of New Term Loans, as the case may be, that such New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder and under the Intercreditor Agreements, as applicable, pursuant to Section 12.13 of the Credit Agreement. The New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the most recent financial statements referred to in Section 8.9 of the Credit Agreement or delivered pursuant to Section 9.1 of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

10.    Credit Agreement Governs. Except as set forth in this Agreement, the New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

11.	Conditions Precedent.

(a)    New Term Loan Closing Date Conditions. The Borrowing of the New Term Loan on September 21, 2020 (the “New Term Loan Closing Date”) is subject solely to the satisfaction or waiver by the New Term Loan Lead Arrangers of the following conditions precedent:

(i)    The Preferred Acquisition shall have been, or substantially concurrently with the initial borrowing of the New Term Loan shall be, consummated in all material respects in accordance with the Preferred Acquisition Agreement. No provision of the Preferred Acquisition Agreement shall have been waived, amended, consented to or otherwise modified by the Borrower in a manner material and adverse to the New Term Loan Lender (in their respective capacities as such) without the consent of the New Term Loan Lead Arrangers (not to be unreasonably withheld, delayed, denied or conditioned); provided that (i) any reduction in the purchase price for the Preferred Acquisition set forth in the Preferred Acquisition Agreement shall not be deemed to be material and adverse to the interests of the New Term Loan Lender so long as (except in the case of any such decrease (x) pursuant to any purchase price or similar adjustment provisions set forth in the Preferred Acquisition Agreement, (y) that, excluding the amount of any such purchase price or similar adjustment, is less than ten percent (10%) of the total Preferred Acquisition consideration, which in the case of clauses (x) and/or (y) shall not be considered material and adverse to the interests of the New Term Loan Lenders) any such reduction is applied to reduce the New Term Loans to be funded on the New Term Loan Closing Date on a dollar-for-dollar basis, (ii) any increase in the purchase price set forth in the Preferred Acquisition Agreement shall be deemed to be not material and adverse to the interests of the New Term Loan Lender so long as such purchase price increase is not funded with additional Indebtedness of the Borrower or its Restricted Subsidiaries, other than amounts permitted to be drawn under the Revolving Credit Facility (it being understood and agreed that no purchase price, working capital or similar adjustment provisions set forth in the Preferred Acquisition Agreement shall constitute a reduction or increase in the purchase price) and (iii) any change to the definition of Material Adverse Effect (as defined in the Preferred Acquisition Agreement) shall be deemed materially adverse to the New Term Loan Lender and shall require the consent of the New Term Loan Lead Arrangers (not to be unreasonably withheld, delayed, denied or conditioned).

(ii)    The New Term Loan Lead Arrangers shall have received an unaudited pro forma consolidated capitalization table and related unaudited pro forma consolidated adjusted EBITDA of the Borrower and its subsidiaries as of and for the twelve-month period ending on June 30, 2020, prepared after giving effect to the New Term Loan Transactions to occur on the New Term Loan Closing Date, the Evergreen Acquisition and the Five Points Acquisition had occurred on such date (which need not be prepared in compliance with Regulations S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R))). The New Term Loan Lead Arrangers shall also have received quality of earnings report for Preferred and its Subsidiaries, Evergreen and its Subsidiaries and Five Points and its Subsidiaries.

(iii)    The Administrative Agent shall have received (at least three (3) Business Days prior to the New Term Loan Closing Date) all documentation and other information about each Credit Party as has been reasonably requested in writing at least ten (10) Business Days prior to the New Term Loan Closing Date by the Administrative Agent or the New Term Loan Lead Arrangers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and a certification regarding beneficial ownership.

(iv)    The Administrative Agent (or its counsel) shall have received this Agreement, executed and delivered by a duly Authorized Officer of each Credit Party.

(v)    The Administrative Agent (or its counsel) shall have received (x) executed legal opinions, in customary form, from (i) Kirkland & Ellis LLP, as New York counsel to the Credit

Parties, (ii) Greenberg Traurig LLP, as special Delaware, Pennsylvania, Massachusetts, Nevada, New Jersey, Arizona, Colorado, Virginia and Georgia counsel to the Credit Parties, (iii) Polsinelli PC, as special Washington and Missouri counsel to the Credit Parties, (iv) Dickinson Wright PLLC, as special Michigan counsel to the Credit Parties and (v) Nelson Mullins Riley & Scarborough LLP as special North Carolina counsel to the Credit Parties, (y) a customary certificate of each Credit Party, dated the New Term Loan Closing Date, substantially in the form delivered on the Closing Date, with appropriate insertions and attaching (i) a copy of the resolutions of the applicable governing body of each Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery, and performance of this Agreement and any related agreements to which it is a party and (b) in the case of the Borrower, the extensions of credit contemplated hereunder, (ii) the applicable Organizational Documents of each of each Credit Party (or confirming no amendment to such Organizational Documents have been made with respect to such Credit Party since such Organizational Documents were delivered to the Administrative Agent in connection with that certain Joinder Agreement and Amendment, dated July 1, 2018) and, to the extent applicable in the jurisdiction of organization of such Credit Party, a certificate as to its good standing as of a recent date from an applicable Governmental Authority in such jurisdiction of organization, and (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of each Credit Party executing this Agreement and any related agreements to which it is a party (or confirming there are no such changes to the Authorized Officers with respect to such Credit Party since the Closing Date), and (z) a certificate dated the New Term Loan Closing Date and signed by an Authorized Officer of the Borrower, certifying (i) that the New Loan Commitments do not exceed the Maximum Incremental Facilities Amount (it being understood that the Borrower has made an LCT Election with respect to the New Term Loan Transactions, the Evergreen Acquisition, and the Five Points Acquisition and that the LCT Test Date shall be the execution date of the Preferred Acquisition Agreement, the Evergreen Acquisition Agreement or the Five Points Acquisition Agreement, as applicable) and (ii) as to compliance with the condition set forth in clause (ix) below. The Borrower hereby instructs and agrees to instruct the other Credit Parties to have the counsel described in this clause (v) deliver such legal opinions.

(vi)    On the New Term Loan Closing Date, the Administrative Agent shall have received a certificate from the Chief Financial Officer of the Borrower (or other officer of the Borrower with similar responsibilities) substantially in the form of Exhibit A hereto to the effect that after giving effect to the consummation of the New Term Loan Transactions to occur on the New Term Loan Closing Date, the Borrower, together with its Subsidiaries on a consolidated basis, is Solvent.

(vii)    All fees required to be paid on the New Term Loan Closing Date pursuant to that certain Fee Letter, dated as of September 8, 2020, by and among the Borrower, the New Term Loan Lead Arrangers and the other parties thereto, and reasonable and documented out-of-pocket expenses previously agreed in writing to be paid on the New Term Loan Closing Date, in each case to the extent invoiced at least three (3) Business Days prior to the New Term Loan Closing Date, shall have been paid, or shall be paid substantially concurrently with, the initial Borrowing hereunder (which amounts may, at the Borrower’s option, be offset against the proceeds of the New Term Loans).

(viii)    There shall have been no event, circumstance, condition, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Preferred Acquisition Agreement).

(ix)    The Specified Representations shall be true and correct in all material respects as of the New Term Loan Closing Date. Notwithstanding anything to the contrary contained herein, (w) to the extent any of the Specified Representations to be made on the New Term Loan Closing Date are qualified or subject to “material adverse effect,” the definition thereof shall be “Material Adverse Effect” as defined in the Preferred Acquisition Agreement for purposes of such representations and warranties made or to be made on, or as of, the New Term Loan Closing Date (x)the representations and warranties set forth in Section 8.2 of the Credit Agreement shall apply only with respect to organizational power and authority of the Credit Parties and due authorization, execution and delivery by the Credit Parties, in each case, as they relate to their entry into and performance of, this Agreement, and enforceability of this Agreement against the Credit Parties, (y) the representations and warranties set forth in Section 8.3(c) of the Credit Agreement shall apply only with respect to the Credit Parties as related to the entry into and performance by the Credit Parties of this Agreement and (z) the representations and warranties set forth in Section 8.5 and Section 8.18 of the Credit Agreement shall apply only with respect to the New Term Loans.

(x)    The representations and warranties made by or with respect to Preferred and its subsidiaries in the Preferred Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or any of its Affiliates) have the right (taking into account any applicable cure provisions) to terminate its obligations under the Preferred Acquisition Agreement or decline to consummate the Preferred Acquisition (in each case, in accordance with the terms of the Preferred Acquisition Agreement) as a result of a breach of such representations and warranties in the Preferred Acquisition Agreement (the “Specified Preferred Acquisition Agreement Representations”), shall be true and correct in all material respects as of the New Term Loan Closing Date (or as of such earlier date if expressly made as of such earlier date). Notwithstanding anything to the contrary contained herein, to the extent any of the Specified Preferred Acquisition Agreement Representations to be made on the New Term Loan Closing Date are qualified or subject to “material adverse effect,” the definition thereof shall be “Material Adverse Effect” as defined in the Preferred Acquisition Agreement for purposes of such representations and warranties made or to be made on, or as of, the New Term Loan Closing Date. Notwithstanding anything to the contrary contained herein, the conditions contained in the first sentence of clause(i), clause (viii) and this clause (x) shall, in each case, be governed by, and interpreted in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

(xi)    No Event of Default under Section 11.1 or Section 11.5 of the Credit Agreement shall exist on the New Term Loan Closing Date or immediately after giving effect thereto.

(b)    Additional Amendments Condition. Pursuant to the last paragraph of Section 13.1 of the Credit Agreement which permits the Credit Agreement to be amended, supplemented or modified with the written consent of the Administrative Agent and the Borrower in a manner not materially adverse to any Lender (and the Administrative Agent and the Borrower hereby acknowledge that such amendments are not materially adverse to any Lender), the amendments to the Credit Agreement set forth herein shall be effective as of the date hereof subject to the Administrative Agent’s (or its counsel’s) receipt of this Agreement executed and delivered by a duly Authorized Officer of the Borrower and the Administrative Agent.

12.    Reaffirmation of the Credit Parties. Each Credit Party hereby consents to the terms of this Agreement and the amendment of the Credit Agreement effected hereby, including without limitation, the making of the New Term Loans. Each Credit Party hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document), including without limitation, the New Term Loans. Each Credit Party acknowledges and agrees that any of the Credit Documents (as they may be modified by this Agreement) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement other than to the extent expressly contemplated hereby.

13.    Post-Closing Covenant. The Borrower shall deliver, or cause to be delivered, to the Administrative Agent within 30 days of the New Term Loan Closing Date (or such later date as may be agreed to by the Administrative Agent in its in its reasonable discretion) a good standing certificate in respect of Option 1 Nutrition Solutions CA, Inc. from the applicable Governmental Authority in such entity’s jurisdiction of organization.

14.    Notice. For purposes of the Credit Agreement, to the extent not already a Lender, the initial notice address of the New Term Loan Lender shall be as set forth below its signature below.

15.    Notice of Borrowing. The notice in respect of any initial Borrowing under this Agreement may be conditioned on any Permitted Acquisition or other acquisition or Permitted Investment.

16.    Acknowledgments.

(a)    The Administrative Agent and the Borrower acknowledge that the amendments to the Credit Agreement contained in this Agreement are necessary or appropriate to effect the terms of the New Term Loans.

(b)    All parties hereto acknowledge that this Agreement constitutes (i) the requisite notice required by Section 2.14 of the Credit Agreement and (ii) a “Joinder Agreement.”

17.    Tax Forms. For the New Term Loan Lender, delivered herewith to the Administrative Agent and the Borrower are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the New Term Loan Lender may be required to deliver to the Administrative Agent and/or the Borrower pursuant to Section 5.4(e) of the Credit Agreement.

18.    Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the New Term Loans, as the case may be, made by the New Term Loan Lender in the Register.

19.    Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing with the consent of the Persons required to sign such instrument by Section 13.1 of the Credit Agreement.

20.    Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

21.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

22.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts shall be deemed originals and taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

BARCLAYS BANK PLC,
as the Administrative Agent

By:	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Director

[Signature Page to Joinder Agreement and Amendment]

BARCLAYS BANK PLC,
as the New Term Loan Lender

By:	/s/ Ronnie Glenn
	Name:	Ronnie Glenn
	Title:	Director

[Signature Page to Joinder Agreement and Amendment]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

AVEANNA HEALTHCARE LLC,
as the Borrower

By:	/s/ David Afshar
Name	David Afshar
Title:	Chief Financial Officer

AVEANNA HEALTHCARE INTERMEDIATE HOLDINGS LLC
AB INNOVATIONS HEALTH SERVICES INCORPORATED
AMERICAN STAFFING SERVICES, INC. ANDVENTURE, INC.
ASSURE HOME HEALTHCARE, INC.
CARE AMERICA HOME CARE SERVICES, INC.
CARE UNLIMITED, INC.
DAWSON THOMAS, INC.
DM HOLDCO, INC.
EHS DE HOLDINGS, INC.
EPIC ACQUISITION, INC.
EPIC HEALTH SERVICES, INC., a Delaware corporation
EPIC HEALTH SERVICES, INC., a
Massachusetts corporation
EPIC HEALTH SERVICES, INC., a Texas corporation
FHH HOLDINGS, INC.
FIRSTAFF NURSING SERVICES, INC.
FREEDOM ELDERCARE NY, INC.
FREEDOM HOME HEALTHCARE, INC. LCA HOLDING, INC.
LOVING CARE AGENCY, INC.
MEDCO RESPIRATORY INSTRUMENTS, INCORPORATED
OPTION 1 NUTRITION HOLDINGS, INC.
OPTION 1 NUTRITION SOLUTIONS CA, INC PEDIATRIC HOME HEALTH CARE HOLDINGS, INC.

Joinder Agreement and Amendment

PEDIATRIC SERVICES HOLDING CORPORATION
PEDIATRIC SERVICES OF AMERICA, INC., Delaware corporation
PEDIATRIC SERVICES OF AMERICA, INC., Georgia corporation
PEDIATRIC SPECIAL CARE, INC.
PSA HEALTHCARE INTERMEDIATE
HOLDING INC.
REHABILITATION ASSOCIATES, INC.
SANTÉ HOLDINGS, INC.
EPIC HEALTH SERVICES (PA), LLC
HOMEFIRST HEALTHCARE SERVICES, LLC
PREMIER HEALTHCARE SERVICES, LLC
TCG HOME HEALTH, LLC
TCGHHA, LLC
EPIC HEALTH SERVICES (DE), LLC
EPIC PEDIATRIC THERAPY, L.P.
JED ADAM ENTERPRISES, LLC
PENNHURST GROUP, LLC
PEDIATRIA HEALTHCARE LLC
NURSES TO GO, L.L.C.
OPTION 1 BILLING GROUP, LLC
OPTION 1 NORTHWEST ENTERAL, LLC
OPTION 1 NUTRITION SOLUTIONS, LLC, an Arizona limited liability company
OPTION 1 NUTRITION SOLUTIONS, LLC, a
Colorado limited liability company
OPTION 1 NUTRITION GROUP, LLC
PEDIATRIC HOME NURSING SERVICES, INC.
PYRA MED HEALTH SERVICES, LLC
SANTÉ GP, LLC
CHILD’S PLAY THERAPEUTIC
HOMECARE, INC. each as a Guarantor

By:	/s/ David Afshar
Name:	David Afshar
Title:	Chief Financial Officer

Joinder Agreement and Amendment

SCHEDULE 1

TO JOINDER AGREEMENT AND AMENDMENT

Commitments of New Term Loan Lender

New Term Loan Commitments

Name of New Term Loan Lender	New Term Loan Commitment
Barclays Bank PLC	$185,000,000

Total:	$185,000,000

EXHIBIT A

TO JOINDER AGREEMENT AND AMENDMENT

Form of Solvency Certificate

[DATE]

Pursuant to the Second Joinder Agreement and Fourth Amendment, dated as of the date hereof, 2020 (the “Joinder Agreement”) to that certain First Lien Credit Agreement, dated as of March 16, 2017 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), by and among Aveanna Healthcare Intermediate Holdings LLC, a Delaware limited liability company, Aveanna Healthcare LLC, a Delaware limited liability company (the “Borrower”), the lending institutions from time to time parties hereto as lenders and Barclays Bank PLC, as the administrative agent, the collateral agent, a letter of credit issuer, the swingline lender and a lender, the undersigned hereby certifies to the Administrative Agent and the Lenders, solely in such undersigned’s capacity as [chief financial officer] [chief operating officer] [specify other officer with similar responsibilities] of the Borrower, and not individually (and without personal liability), as follows:

As of the date hereof, on a pro forma basis after giving effect to the consummation of the transactions to occur on the date of the Joinder Agreement, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

(a)

the fair value of the assets (on a going concern basis) of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

(b)

the present fair saleable value of the property (on a going concern basis) of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business;

(c)

the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business; and

(d)

the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business contemplated as of the date hereof for which they have unreasonably small capital.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability in the ordinary course of business. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries (taken as a whole). In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Borrower and its Subsidiaries (taken as a whole) after consummation of the transactions contemplated by the Joinder Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as [chief financial officer][chief operating officer][specify other officer with similar responsibilities] of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

AVEANNA HEALTHCARE LLC, as the Borrower

By:
Name:
Title:

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